Exhibit 5.1

November 22, 2013

NTN Buzztime, Inc.
2231 Rutherford Road, Suite 200
Carlsbad, California, 92008

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

The undersigned has acted as counsel to NTN Buzztime, Inc., a Delaware corporation (the "Company"), in connection with the filing on the date hereof of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 9,600,000 shares of the Company’s common stock, par value $0.005 per share (the “Shares”), that the Registration Statement contemplates will be sold by the selling stockholders listed in the Registration Statement, (i) 6,000,000 of which are issued and outstanding and (ii) up to 3,600,000 of which are issuable by the Company upon the exercise of outstanding warrants to purchase shares of the Company’s common stock (the "Warrants").

The undersigned has examined all instruments, documents and records the undersigned deemed relevant and necessary for the basis of the opinion hereinafter expressed. In such examination, the undersigned has assumed the genuineness of all signatures and the authenticity of all documents submitted to the undersigned as originals and the conformity to the originals of all documents submitted to the undersigned as copies. The undersigned expresses no opinion as to matters governed by any laws other than the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported decisions of the Delaware courts interpreting these laws.

Based upon and subject to the foregoing, the undersigned is of the opinion that the Shares that are being offered by the selling stockholders have been duly authorized and are, or upon proper exercise of the Warrants in accordance with their terms, will be, validly issued, fully paid and non-assessable.

The undersigned consents to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to the undersigned under the caption "Legal Matters" in the prospectus included in the Registration Statement.

This opinion is being furnished pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K and cannot be relied on for any other purpose. The opinion expressed herein is expressly limited to the matters set forth above, and no opinion is rendered, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Respectfully,

/s/ Edwin Astudillo

Edwin Astudillo
ELA Corporate Law